January 25, 2023	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FIRST QUARTER OF
FISCAL 2023 RESULTS

•Domestic Private Client Group net new assets(1) of $23.2 billion for the fiscal first quarter, 9.8% annualized growth rate from beginning of period assets
•Quarterly net revenues of $2.79 billion, flat compared to the prior year’s fiscal first quarter and down 2% compared to the preceding quarter
•Record quarterly net income available to common shareholders of $507 million, or $2.30 per diluted share, and quarterly adjusted net income available to common shareholders of $505 million(2), or $2.29 per diluted share(2)
•Client assets under administration of $1.17 trillion and financial assets under management of $185.9 billion
•Record net loans in the Bank segment of $44.1 billion, up 69% over December 2021 and 2% over September 2022
•Net interest income and Raymond James Bank Deposit Program (“RJBDP”) fees from third-party banks of $723 million during the quarter, up 253% over the prior year’s fiscal first quarter and 19% over the preceding quarter
•Annualized return on common equity for the quarter of 21.3% and annualized adjusted return on tangible common equity for the quarter of 26.1%(2)

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.79 billion and net income available to common shareholders of $507 million, or $2.30 per diluted share, for the fiscal first quarter ended December 31, 2022. Excluding expenses related to acquisitions and the favorable impact of an insurance settlement received during the quarter, quarterly adjusted net income available to common shareholders was $505 million(2), or $2.29 per diluted share(2).

Quarterly net revenues were flat compared to the prior year’s fiscal first quarter and down 2% compared to the preceding quarter, largely driven by the benefit of higher short-term interest rates on net interest income and RJBDP fees from third-party banks, offset by lower investment banking revenues and asset management and related administrative fees.

Record quarterly net income available to common shareholders increased 14% over the prior year’s fiscal first quarter largely due to higher net interest income and RJBDP fees from third-party banks. Annualized return on common equity for the fiscal first quarter was 21.3% and annualized adjusted return on tangible common equity was 26.1%(2).

“During a volatile and challenging market environment, we generated record quarterly earnings as the benefit of higher interest rates more than offset the decline in capital markets results,” said Chair and CEO Paul Reilly. “Once again, our results highlight the value of having diverse and complementary businesses. While the economic outlook remains uncertain, we are well positioned with strong capital ratios and a flexible balance sheet.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results
Private Client Group

•Domestic Private Client Group net new assets(1) of $23.2 billion for the fiscal first quarter, 9.8% annualized growth rate from beginning of period assets
•Record quarterly net revenues of $2.06 billion, up 12% over the prior year’s fiscal first quarter and 4% over the preceding quarter
•Record quarterly pre-tax income of $434 million, up 123% over the prior year’s fiscal first quarter and 17% over the preceding quarter
•Private Client Group assets under administration of $1.11 trillion, down 7% compared to December 2021 and up 7% over September 2022
•Private Client Group assets in fee-based accounts of $633.1 billion, down 7% compared to December 2021 and up 8% over September 2022
•Private Client Group financial advisors of 8,699 increased 235 over December 2021 and 18 over September 2022
•Clients’ domestic cash sweep balances of $60.4 billion, down 18% compared to December 2021 and 10% compared to September 2022

Growth in quarterly net revenues and pre-tax income was driven primarily by the increases in RJBDP fees and net interest income which more than offset the market-driven declines in asset management and related administrative fees and brokerage revenues.

Total clients’ domestic cash sweep balances ended the quarter at $60.4 billion, down 18% compared to December 2021 and 10% compared to September 2022. The sequential decline reflects continued cash sorting activity given the higher short-term interest rate environment. These balances do not include any high-yield savings deposits or money market fund balances. Reflecting higher short-term interest rates, the average yield on RJBDP third-party bank balances was 2.72% in the fiscal first quarter, an increase of 244 basis points over the prior year period and 87 basis points over the preceding quarter.

“With our continued focus on retaining, supporting and attracting high-quality financial advisors, we generated strong domestic net new assets of approximately $23 billion(1) during the quarter, an annualized growth rate of 9.8%,” said Reilly. “Recruiting activity remains strong across all of our affiliation options, driven by our advisor and client-focused culture and leading technology and product offerings.”

Capital Markets

•Quarterly net revenues of $295 million, down 52% compared to the prior year’s fiscal first quarter and 26% compared to the preceding quarter
•Quarterly pre-tax loss of $16 million
•Quarterly investment banking revenues of $133 million, down 68% compared to the prior year’s fiscal first quarter and 36% compared to the preceding quarter

The decline in quarterly net revenues and pre-tax income was largely attributable to lower investment banking revenues. Fixed income brokerage revenues declined from the prior-year quarter as the favorable impact of revenues from our July 1, 2022 acquisition of SumRidge Partners was more than offset by decreased activity from depository clients.

“Capital markets activity slowed considerably from record-setting results a year ago, driven by continued market volatility and macroeconomic uncertainties,” said Reilly. “Although the investment banking pipeline is healthy, we expect the current headwinds will continue negatively impacting the timing of closings.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Quarterly net revenues of $207 million, down 12% compared to the prior year’s fiscal first quarter and 4% compared to the preceding quarter
•Quarterly pre-tax income of $80 million, down 25% compared to the prior year’s fiscal first quarter and 4% compared to the preceding quarter
•Financial assets under management of $185.9 billion, down 9% compared to December 2021 and up 7% over September 2022

The decline of quarterly net revenues and pre-tax income compared to the prior-year quarter was largely attributable to lower financial assets under management, as net inflows into fee-based accounts in the Private Client Group were offset by fixed income and equity market declines.

Bank

•Record quarterly net revenues of $508 million, up 178% over the prior year’s fiscal first quarter and 19% over the preceding quarter
•Quarterly pre-tax income of $136 million, up 33% over the prior year’s fiscal first quarter and 11% over the preceding quarter
•Bank segment net interest margin (“NIM”) of 3.36% for the quarter, up 144 basis points over the prior year’s fiscal first quarter and 45 basis points over the preceding quarter
•Record net loans of $44.1 billion, up 69% over December 2021 and 2% over September 2022

Growth in quarterly net revenues and pre-tax income was primarily due to NIM expansion, along with higher assets. The Bank segment’s NIM increased 45 basis points during the quarter to 3.36%, reflecting higher short-term interest rates and the relatively high concentration of floating-rate assets. Net loans grew 2% over the preceding quarter primarily driven by higher corporate loans and residential mortgages. The bank loan loss provision for credit losses of $14 million in the quarter reflects changes to macroeconomic assumptions, in contrast to the bank loan benefit for credit losses in the prior-year quarter. The credit quality of the loan portfolio remains strong, with criticized loans as a percent of total loans held for investment ending the quarter at 1.01%, down from 2.75% at December 2021 and 1.14% at September 2022. Bank loan allowance for credit losses as a percent of total loans held for investment was 0.92%, and bank loan allowance for credit losses on corporate loans as a percent of corporate loans held for investment was 1.64%.

Other

The Other segment includes the receipt of a $32 million insurance settlement related to a previously settled litigation matter. The effective tax rate for the quarter was 21.9%, reflecting a tax benefit recognized for share-based compensation that vested during the period.

In December, the Board of Directors increased the quarterly cash dividend on common shares 24% to $0.42 per share and authorized common stock repurchases of up to $1.5 billion, replacing the previous authorization of $1 billion. During the fiscal first quarter, the firm repurchased 1.29 million shares of common stock for $138 million at an average price of $106 per share. As of January 25, 2023, $1.4 billion remained available under the Board’s approved common stock repurchase authorization. At the end of the quarter, the total capital ratio was 21.5%(3) and the tier 1 leverage ratio was 11.3%(3), both well above the regulatory requirements.

A conference call to discuss the results will take place today, Wednesday, January 25, at 5:00 p.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-954-0647 (conference code: 22025784). An audio replay of the call will be available at the same location until April 28, 2023.

Please refer to the footnotes at the end of this press release for additional information.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,700 financial advisors. Total client assets are $1.17 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions, divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “expects,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, is intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal First Quarter of 2023	Selected Financial Highlights (Unaudited)

Summary results of operations

($ in millions, except per share amounts)	Three months ended			% change from
	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Net revenues	$2,786	$2,781	$2,831	—%	(2)%
Pre-tax income	$652	$558	$616	17%	6%
Net income available to common shareholders	$507	$446	$437	14%	16%

Earnings per common share: (4)
Basic	$2.36	$2.16	$2.03	9%	16%
Diluted	$2.30	$2.10	$1.98	10%	16%

Non-GAAP measures: (2)
Adjusted pre-tax income	$649	$579	$646	12%	—%
Adjusted net income available to common shareholders	$505	$462	$459	9%	10%
Adjusted earnings per common share – basic (4)	$2.35	$2.23	$2.13	5%	10%
Adjusted earnings per common share – diluted (4)	$2.29	$2.17	$2.08	6%	10%

Other selected financial highlights	Three months ended
	December 31, 2022	December 31, 2021	September 30, 2022
Return on common equity (5)	21.3%	21.2%	18.7%
Adjusted return on common equity (2) (5)	21.2%	21.9%	19.6%
Adjusted return on tangible common equity (2) (5)	26.1%	24.3%	24.1%
Pre-tax margin (6)	23.4%	20.1%	21.8%
Adjusted pre-tax margin (2) (6)	23.3%	20.8%	22.8%
Total compensation ratio (7)	62.3%	67.7%	62.1%
Adjusted total compensation ratio (2) (7)	61.7%	67.3%	61.5%
Effective tax rate	21.9%	20.1%	28.7%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2023

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Revenues:
Asset management and related administrative fees	$1,242	$1,382	$1,290	(10)%	(4)%
Brokerage revenues:
Securities commissions	352	425	357	(17)%	(1)%
Principal transactions	132	133	124	(1)%	6%
Total brokerage revenues	484	558	481	(13)%	1%
Account and service fees	289	177	266	63%	9%
Investment banking	141	425	217	(67)%	(35)%
Interest income	827	225	667	268%	24%
Other	44	51	80	(14)%	(45)%
Total revenues	3,027	2,818	3,001	7%	1%
Interest expense	(241)	(37)	(170)	551%	42%
Net revenues	2,786	2,781	2,831	—%	(2)%
Non-interest expenses:
Compensation, commissions and benefits (8)	1,736	1,884	1,759	(8)%	(1)%
Non-compensation expenses:
Communications and information processing	139	112	138	24%	1%
Occupancy and equipment	66	59	66	12%	—%
Business development	56	35	59	60%	(5)%
Investment sub-advisory fees	34	38	36	(11)%	(6)%
Professional fees	32	28	38	14%	(16)%
Bank loan provision/(benefit) for credit losses	14	(11)	34	NM	(59)%
Other (9)	57	78	85	(27)%	(33)%
Total non-compensation expenses	398	339	456	17%	(13)%
Total non-interest expenses	2,134	2,223	2,215	(4)%	(4)%
Pre-tax income	652	558	616	17%	6%
Provision for income taxes	143	112	177	28%	(19)%
Net income	509	446	439	14%	16%
Preferred stock dividends	2	—	2	NM	—%
Net income available to common shareholders	$507	$446	$437	14%	16%

Earnings per common share – basic (4)	$2.36	$2.16	$2.03	9%	16%
Earnings per common share – diluted (4)	$2.30	$2.10	$1.98	10%	16%
Weighted-average common shares outstanding – basic	214.7	206.3	215.0	4%	—%
Weighted-average common and common equivalent shares outstanding – diluted	220.4	212.4	220.6	4%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal First Quarter of 2023	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	December 31, 2022		December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Total assets	$77,047		$68,461	$80,951	13%	(5)%
Total common equity attributable to Raymond James Financial, Inc.	$9,736		$8,600	$9,338	13%	4%
Book value per share (10)	$45.28		$41.45	$43.41	9%	4%
Tangible book value per share (2) (10)	$36.87		$37.55	$35.02	(2)%	5%

Capital ratios:
Tier 1 leverage	11.3%	(3)	12.1%	10.3%
Tier 1 capital	20.3%	(3)	25.9%	19.2%
Common equity tier 1	20.0%	(3)	25.9%	19.0%
Total capital	21.5%	(3)	27.0%	20.4%

Client asset metrics ($ in billions)	As of			% change from
	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Client assets under administration	$1,169.7	$1,257.8	$1,093.1	(7)%	7%
Private Client Group assets under administration	$1,114.3	$1,199.8	$1,039.0	(7)%	7%
Private Client Group assets in fee-based accounts	$633.1	$677.8	$586.0	(7)%	8%
Financial assets under management	$185.9	$203.2	$173.8	(9)%	7%

Net new assets metrics (1) ($ in millions)	Three months ended
	December 31, 2022	December 31, 2021	September 30, 2022
Domestic Private Client Group net new assets	$23,226	$36,101	$20,184
Domestic Private Client Group net new assets growth — annualized	9.8%	13.7%	8.3%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Raymond James Bank Deposit Program (“RJBDP”): (11)
Bank segment (11)	$39,098	$33,097	$38,705	18%	1%
Third-party banks	18,231	24,316	21,964	(25)%	(17)%
Subtotal RJBDP	57,329	57,413	60,669	—%	(6)%
Client Interest Program	3,053	16,065	6,445	(81)%	(53)%
Total clients’ domestic cash sweep balances	$60,382	$73,478	$67,114	(18)%	(10)%

	Three months ended
	December 31, 2022	December 31, 2021	September 30, 2022
Average yield on RJBDP - third-party banks (12)	2.72%	0.28%	1.85%

Private Client Group financial advisors	As of			% change from
	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Employees	3,631	3,447	3,638	5%	—%
Independent contractors	5,068	5,017	5,043	1%	—%
Total advisors	8,699	8,464	8,681	3%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal First Quarter of 2023	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

CONSOLIDATED NET INTEREST
	Three months ended
	December 31, 2022			December 31, 2021			September 30, 2022
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$2,325	$22	3.72%	$2,145	$1	0.17%	$2,177	$13	2.35%
Available-for-sale securities	11,050	53	1.92%	8,511	22	1.02%	11,241	52	1.84%
Loans held for sale and investment: (13)
Loans held for investment:
Securities-based loans (14)	15,038	226	5.87%	6,289	35	2.20%	15,290	172	4.42%
Commercial and industrial loans	11,176	169	5.91%	8,581	55	2.49%	10,986	128	4.52%
Commercial real estate loans	6,798	110	6.35%	2,941	20	2.67%	6,368	82	5.00%
Real estate investment trust loans	1,628	24	5.87%	1,133	7	2.56%	1,519	17	4.57%
Residential mortgage loans	7,626	57	2.99%	5,451	37	2.68%	7,119	51	2.88%
Tax-exempt loans (15)	1,594	10	3.06%	1,297	8	3.19%	1,503	10	3.06%
Loans held for sale	189	3	5.39%	239	2	2.94%	188	1	4.22%
Total loans held for sale and investment	44,049	599	5.35%	25,931	164	2.52%	42,973	461	4.23%
All other interest-earning assets	143	2	5.29%	169	—	1.85%	126	1	4.92%
Interest-earning assets — Bank segment	$57,567	$676	4.63%	$36,756	$187	2.03%	$56,517	$527	3.69%
All other segments
Cash and cash equivalents	$3,436	$33	3.78%	$3,931	$2	0.18%	$3,339	$19	2.24%
Assets segregated for regulatory purposes and restricted cash	6,237	50	3.17%	13,011	4	0.12%	12,332	57	1.88%
Trading assets — debt securities	1,080	14	5.10%	544	4	2.95%	1,117	14	4.97%
Brokerage client receivables	2,398	41	6.70%	2,484	21	3.35%	2,517	34	5.24%
All other interest-earning assets	2,001	13	2.58%	1,663	7	1.57%	1,989	16	2.91%
Interest-earning assets — all other segments	$15,152	$151	3.93%	$21,633	$38	0.69%	$21,294	$140	2.61%
Total interest-earning assets	$72,719	$827	4.48%	$58,389	$225	1.53%	$77,811	$667	3.40%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts	$45,165	$121	1.06%	$31,960	$1	0.01%	$44,392	$68	0.61%
Interest-bearing checking accounts	5,149	47	3.59%	187	1	1.62%	5,477	30	2.18%
Certificates of deposit	1,225	8	2.48%	843	4	1.87%	1,061	5	1.51%
Total bank deposits (16)	51,539	176	1.35%	32,990	6	0.07%	50,930	103	0.80%
FHLB advances and all other interest-bearing liabilities	1,397	9	2.61%	863	4	2.21%	1,226	7	2.34%
Interest-bearing liabilities — Bank segment	$52,936	$185	1.38%	$33,853	$10	0.12%	$52,156	$110	0.84%
All other segments
Trading liabilities — debt securities	$778	$10	5.07%	$206	$1	1.43%	$754	$9	4.84%
Brokerage client payables	5,597	17	1.17%	14,300	1	0.03%	11,901	20	0.65%
Senior notes payable	2,038	23	4.44%	2,037	23	4.44%	2,038	24	4.44%
All other interest-bearing liabilities (16)	245	6	3.65%	185	2	3.84%	159	7	4.49%
Interest-bearing liabilities — all other segments	$8,658	$56	2.36%	$16,728	$27	0.62%	$14,852	$60	1.60%
Total interest-bearing liabilities	$61,594	$241	1.52%	$50,581	$37	0.28%	$67,008	$170	1.01%
Firmwide net interest income		$586			$188			$497
Net interest margin (net yield on interest-earning assets)
Bank segment			3.36%			1.92%			2.91%
Firmwide			3.19%			1.29%			2.53%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2023	(Unaudited)

	Three months ended			% change from
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Net revenues:
Private Client Group	$2,063	$1,839	$1,991	12%	4%
Capital Markets	295	614	399	(52)%	(26)%
Asset Management	207	236	216	(12)%	(4)%
Bank	508	183	428	178%	19%
Other (17)	9	(15)	4	NM	125%
Intersegment eliminations	(296)	(76)	(207)	NM	NM
Total net revenues	$2,786	$2,781	$2,831	—%	(2)%

Pre-tax income/(loss):
Private Client Group	$434	$195	$371	123%	17%
Capital Markets	(16)	201	66	NM	NM
Asset Management	80	107	83	(25)%	(4)%
Bank	136	102	123	33%	11%
Other (9) (17)	18	(47)	(27)	NM	NM
Pre-tax income	$652	$558	$616	17%	6%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2023	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Revenues:
Asset management and related administrative fees	$1,053	$1,162	$1,089	(9)%	(3)%
Brokerage revenues:
Mutual and other fund products	128	171	134	(25)%	(4)%
Insurance and annuity products	104	111	108	(6)%	(4)%
Equities, ETFs and fixed income products	113	115	107	(2)%	6%
Total brokerage revenues	345	397	349	(13)%	(1)%
Account and service fees:
Mutual fund and annuity service fees	98	114	103	(14)%	(5)%
RJBDP fees: (11)
Bank segment (11)	268	50	179	436%	50%
Third-party banks	137	17	109	706%	26%
Client account and other fees	60	49	59	22%	2%
Total account and service fees	563	230	450	145%	25%
Investment banking	9	13	10	(31)%	(10)%
Interest income	109	33	111	230%	(2)%
All other	6	7	8	(14)%	(25)%
Total revenues	2,085	1,842	2,017	13%	3%
Interest expense	(22)	(3)	(26)	633%	(15)%
Net revenues	2,063	1,839	1,991	12%	4%
Non-interest expenses:
Financial advisor compensation and benefits	1,075	1,187	1,091	(9)%	(1)%
Administrative compensation and benefits	342	283	321	21%	7%
Total compensation, commissions and benefits	1,417	1,470	1,412	(4)%	—%
Non-compensation expenses	212	174	208	22%	2%
Total non-interest expenses	1,629	1,644	1,620	(1)%	1%
Pre-tax income	$434	$195	$371	123%	17%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2023	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Revenues:
Brokerage revenues:
Fixed income	$100	$120	$96	(17)%	4%
Equity	34	39	30	(13)%	13%
Total brokerage revenues	134	159	126	(16)%	6%
Investment banking:
Merger & acquisition and advisory	102	271	152	(62)%	(33)%
Equity underwriting	15	97	25	(85)%	(40)%
Debt underwriting	16	44	30	(64)%	(47)%
Total investment banking	133	412	207	(68)%	(36)%
Interest income	23	5	20	360%	15%
Affordable housing investments business revenues	24	35	56	(31)%	(57)%
All other	4	5	9	(20)%	(56)%
Total revenues	318	616	418	(48)%	(24)%
Interest expense	(23)	(2)	(19)	1,050%	21%
Net revenues	295	614	399	(52)%	(26)%
Non-interest expenses:
Compensation, commissions and benefits	213	331	238	(36)%	(11)%
Non-compensation expenses	98	82	95	20%	3%
Total non-interest expenses	311	413	333	(25)%	(7)%
Pre-tax income/(loss)	$(16)	$201	$66	NM	NM

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2023	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Revenues:
Asset management and related administrative fees:
Managed programs	$134	$151	$140	(11)%	(4)%
Administration and other	63	76	69	(17)%	(9)%
Total asset management and related administrative fees	197	227	209	(13)%	(6)%
Account and service fees	5	6	5	(17)%	—%
All other	5	3	2	67%	150%
Net revenues	207	236	216	(12)%	(4)%
Non-interest expenses:
Compensation, commissions and benefits	47	46	52	2%	(10)%
Non-compensation expenses	80	83	81	(4)%	(1)%
Total non-interest expenses	127	129	133	(2)%	(5)%
Pre-tax income	$80	$107	$83	(25)%	(4)%

Bank

	Three months ended			% change from
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Revenues:
Interest income	$676	$187	$527	261%	28%
Interest expense	(185)	(10)	(110)	1,750%	68%
Net interest income	491	177	417	177%	18%
All other	17	6	11	183%	55%
Net revenues	508	183	428	178%	19%
Non-interest expenses:
Compensation and benefits	40	13	36	208%	11%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses	14	(11)	34	NM	(59)%
RJBDP fees to Private Client Group (11)	268	50	179	436%	50%
All other	50	29	56	72%	(11)%
Total non-compensation expenses	332	68	269	388%	23%
Total non-interest expenses	372	81	305	359%	22%
Pre-tax income	$136	$102	$123	33%	11%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2023	(Unaudited)

Other (17)

	Three months ended			% change from
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Revenues:
Interest income	$30	$1	$15	2,900%	100%
Net gains on private equity investments	2	5	9	(60)%	(78)%
All other	1	2	2	(50)%	(50)%
Total revenues	33	8	26	313%	27%
Interest expense	(24)	(23)	(22)	4%	9%
Net revenues	9	(15)	4	NM	125%
Non-interest expenses:
Compensation and other	23	32	31	(28)%	(26)%
Insurance settlement received (9)	(32)	—	—	NM	NM
Total non-interest expenses	(9)	32	31	NM	NM
Pre-tax income/(loss)	$18	$(47)	$(27)	NM	NM

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Bank Segment Selected Key Metrics
Fiscal First Quarter of 2023	(Unaudited)

Bank Segment

Our Bank segment includes Raymond James Bank and TriState Capital Bank.

	As of			% change from
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Total assets	$57,623	$37,789	$56,737	52%	2%
Bank loans, net:
Raymond James Bank	$31,690	$26,132	$31,109	21%	2%
TriState Capital Bank	12,376	—	12,130	NM	2%
Total bank loans, net	$44,066	$26,132	$43,239	69%	2%
Bank loan allowance for credit losses	$408	$308	$396	32%	3%
Bank loan allowance for credit losses as a % of total loans held for investment	0.92%	1.18%	0.91%
Bank loan allowance for credit losses on corporate loans as a % of corporate loans held for investment (18)	1.64%	2.13%	1.73%
Total nonperforming assets	$61	$74	$74	(18)%	(18)%
Nonperforming assets as a % of total assets	0.11%	0.20%	0.13%
Total criticized loans	$447	$735	$496	(39)%	(10)%
Criticized loans as a % of loans held for investment	1.01%	2.75%	1.14%

	Three months ended			% change from
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2021	September 30, 2022
Bank loan provision/(benefit) for credit losses	$14	$(11)	$34	NM	(59)%
Net charge-offs	$2	$1	$14	100%	(86)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. Beginning with our fiscal third quarter of 2022, certain of our non-GAAP financial measures have been adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of our core operating results, such as those related to amortization of identifiable intangible assets arising from acquisitions and acquisition-related retention. Prior periods have been conformed to the current period presentation. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022
Net income available to common shareholders	$507	$446	$437
Non-GAAP adjustments:
Expenses directly related to acquisitions included in the following financial statement line items:
Compensation, commissions and benefits — Acquisition-related retention (8)	18	11	17
Professional fees	—	2	1
Other
Amortization of identifiable intangible assets (19)	11	8	11
All other acquisition-related expenses	—	—	1
Total “Other” expense	11	8	12
Total expenses related to acquisitions	29	21	30
Other — Insurance settlement received (9)	(32)	—	—
Pre-tax impact of non-GAAP adjustments	(3)	21	30
Tax effect of non-GAAP adjustments	1	(5)	(8)
Total non-GAAP adjustments, net of tax	(2)	16	22
Adjusted net income available to common shareholders (2)	$505	$462	$459

Pre-tax income	$652	$558	$616
Pre-tax impact of non-GAAP adjustments (as detailed above)	(3)	21	30
Adjusted pre-tax income (2)	$649	$579	$646

Compensation, commissions and benefits expense	$1,736	$1,884	$1,759
Less: Acquisition-related retention (as detailed above)	18	11	17
Adjusted “Compensation, commissions and benefits” expense (2)	$1,718	$1,873	$1,742

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
	December 31, 2022	December 31, 2021	September 30, 2022
Pre-tax margin (6)	23.4%	20.1%	21.8%
Impact of non-GAAP adjustments on pre-tax margin:
Compensation, commissions and benefits — Acquisition-related retention (8)	0.6%	0.4%	0.6%
Professional fees	—%	—%	—%
Other:
Amortization of identifiable intangible assets (19)	0.4%	0.3%	0.4%
All other acquisition-related expenses	—%	—%	—%
Total “Other” expense	0.4%	0.3%	0.4%
Total expenses related to acquisitions	1.0%	0.7%	1.0%
Other — Insurance settlement received (9)	(1.1)%	—%	—%
Total non-GAAP adjustments	(0.1)%	0.7%	1.0%
Adjusted pre-tax margin (2) (6)	23.3%	20.8%	22.8%

Total compensation ratio (7)	62.3%	67.7%	62.1%
Less the impact of non-GAAP adjustments on compensation ratio:
Acquisition-related retention (8)	0.6%	0.4%	0.6%
Adjusted total compensation ratio (2) (7)	61.7%	67.3%	61.5%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
Earnings per common share (4)	December 31, 2022	December 31, 2021	September 30, 2022
Basic	$2.36	$2.16	$2.03
Impact of non-GAAP adjustments on basic earnings per common share:
Compensation, commissions and benefits — Acquisition-related retention (8)	0.08	0.04	0.08
Professional fees	—	0.01	—
Other:
Amortization of identifiable intangible assets (19)	0.06	0.04	0.05
All other acquisition-related expenses	—	—	0.01
Total “Other” expense	0.06	0.04	0.06
Total expenses related to acquisitions	0.14	0.09	0.14
Other — Insurance settlement received (9)	(0.15)	—	—
Tax effect of non-GAAP adjustments	—	(0.02)	(0.04)
Total non-GAAP adjustments, net of tax	(0.01)	0.07	0.10
Adjusted basic (2)	$2.35	$2.23	$2.13

Diluted	$2.30	$2.10	$1.98
Impact of non-GAAP adjustments on diluted earnings per common share:
Compensation, commissions and benefits — Acquisition-related retention (8)	0.08	0.05	0.08
Professional fees	—	0.01	—
Other:
Amortization of identifiable intangible assets (19)	0.06	0.03	0.05
All other acquisition-related expenses	—	—	0.01
Total “Other” expense	0.06	0.03	0.06
Total expenses related to acquisitions	0.14	0.09	0.14
Other — Insurance settlement received (9)	(0.15)	—	—
Tax effect of non-GAAP adjustments	—	(0.02)	(0.04)
Total non-GAAP adjustments, net of tax	(0.01)	0.07	0.10
Adjusted diluted (2)	$2.29	$2.17	$2.08
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	December 31, 2022	December 31, 2021	September 30, 2022
Total common equity attributable to Raymond James Financial, Inc.	$9,736	$8,600	$9,338
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	1,938	874	1,931
Deferred tax liabilities related to goodwill and identifiable intangible assets, net	(129)	(65)	(126)
Tangible common equity attributable to Raymond James Financial, Inc.	$7,927	$7,791	$7,533
Common shares outstanding	215.0	207.5	215.1
Book value per share (10)	$45.28	$41.45	$43.41
Tangible book value per share (2) (10)	$36.87	$37.55	$35.02

Return on common equity	Three months ended
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022
Average common equity (20)	$9,537	$8,423	$9,367
Impact of non-GAAP adjustments on average common equity:
Compensation, commissions and benefits — Acquisition-related retention (8)	9	6	9
Professional fees	—	1	1
Other:
Amortization of identifiable intangible assets (19)	5	4	5
All other acquisition-related expenses	—	—	—
Total “Other” expense	5	4	5
Total expenses related to acquisitions	14	11	15
Other — Insurance settlement received (9)	(16)	—	—
Tax effect of non-GAAP adjustments	1	(3)	(4)
Total non-GAAP adjustments, net of tax	(1)	8	11
Adjusted average common equity (2) (20)	$9,536	$8,431	$9,378

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended
$ in millions	December 31, 2022	December 31, 2021	September 30, 2022
Average common equity (20)	$9,537	$8,423	$9,367
Less:
Average goodwill and identifiable intangible assets, net	1,935	878	1,871
Average deferred tax liabilities related to goodwill and identifiable intangible assets, net	(128)	(64)	(127)
Average tangible common equity (2) (20)	$7,730	$7,609	$7,623
Impact of non-GAAP adjustments on average tangible common equity:
Compensation, commissions and benefits — Acquisition-related retention (8)	9	6	9
Professional fees	—	1	1
Other:
Amortization of identifiable intangible assets (19)	5	4	5
All other acquisition-related expenses	—	—	—
Total “Other” expense	5	4	5
Total expenses related to acquisitions	14	11	15
Other — Insurance settlement received (9)	(16)	—	—
Tax effect of non-GAAP adjustments	1	(3)	(4)
Total non-GAAP adjustments, net of tax	(1)	8	11
Adjusted average tangible common equity (2) (20)	$7,729	$7,617	$7,634

Return on common equity (5)	21.3%	21.2%	18.7%
Adjusted return on common equity (2) (5)	21.2%	21.9%	19.6%
Return on tangible common equity (2) (5)	26.2%	23.4%	22.9%
Adjusted return on tangible common equity (2) (5)	26.1%	24.3%	24.1%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2023                                 Footnotes

(1)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees. The Domestic Private Client Group net new asset growth — annualized percentage is based on the beginning Domestic Private Client Group AUA balance for the indicated period.

(2)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(3)	Estimated.

(4)
Earnings per common share is computed by dividing net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period. The allocations of earnings and dividends to participating securities were $1 million for each of the three months ended December 31, 2022, September 30, 2022, and December 31, 2021.

(5)	Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income available to common shareholders by average tangible common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income available to common shareholders by adjusted average tangible common equity for each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(6)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(7)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period. Adjusted total compensation ratio is computed by dividing adjusted compensation, commissions and benefits expense by net revenues for each respective period.

(8)
Includes acquisition-related compensation expenses arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post-closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period.

(9)
The three months ended December 31, 2022 included the favorable impact of a $32 million insurance settlement received during the quarter related to a previously settled litigation matter. This item has been reflected as an offset to Other expenses within our Other segment. In the computation of our non-GAAP financial measures, we have reversed the favorable impact of this item on adjusted pre-tax income and adjusted net income available to common shareholders. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(10)	Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period.

(11)	We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and TriState Capital Bank, which are included in our Bank segment, as well as various third-party banks. Fees earned by the Private Client Group on deposits held by our Bank segment are eliminated in consolidation.

(12)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(13)	Loans are presented net of unamortized discounts, unearned income, and deferred loan fees and costs.

(14)	Securities-based loans included loans collateralized by the borrower’s marketable securities at advance rates consistent with industry standards and, to a lesser extent, the cash surrender value of life insurance policies.

(15)	The average yield is presented on a tax-equivalent basis for each respective period.

(16)
The average balance, interest expense, and average rate for “Total bank deposits” included amounts associated with affiliate deposits. Such amounts are eliminated in consolidation and are offset in “All other interest-bearing liabilities” under “All other segments”.

(17)
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, certain acquisition-related expenses, and certain corporate overhead costs of RJF, including the interest costs on certain of our public debt.

(18)	Corporate loans included commercial and industrial loans, commercial real estate loans, and real estate investment trust loans.

(19)	Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2023                                 Footnotes

(20)
Average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.